Exhibit 2
                        HORIZON ENERGY DEVELOPMENT, INC.
                                INCOME STATEMENT
                                   (Unaudited)

                                           Three Months Ended
                                           September 30, 1997
                                           ------------------

Operating Revenues                             $    64,743
                                               -----------

Operating Expenses:
   Operation Expense                               623,841
   Maintenance Expense                              29,458
   Property, Franchise and Other Taxes              11,812
   Depreciation, Depletion and Amortization         18,800
                                               -----------
Total Operating Expenses                           683,911
                                               -----------

Operating Loss                                    (619,168)
                                               -----------

Other Income                                      (203,609)
                                               -----------

Interest Charges                                   487,150
                                               -----------

Loss Before Income Taxes                        (1,309,927)
                                               -----------

Income Taxes - Current                             345,706
             - Deferred                           (640,454)
                                               -----------

                                                  (294,748)
                                               -----------

Net Loss                                       $(1,015,179)
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